EXHIBIT 23.1

                      Consent of Independent Accountants

                    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 1995, which appears on page 83 of Shawmut National Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.

          /s/ Price Waterhouse LLP
          Hartford, Connecticut
          October 3, 1995